Exhibit 4.1

                                PROMISSORY NOTE

======================= ================ ============== =============== ================= =================== ========= ===========
        Principal           Loan Date       Maturity        Loan No         Call / Coll          Account       Officer    Initials
       $500,000.00         09-27-2007      03-30-2010        200744             07               123186          029
======================= ================ ============== =============== ================= =================== ========= ===========

====================================================================================================================================
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.
====================================================================================================================================

Borrower:   PIPEX PHARMACEUTICALS, INC. (TIN:     Lender:  Bank of Ann Arbor
            13-3808303)                                    Main Office
            3985 Research Park Dr.                         125 S. Fifth Avenue
            Ann Arbor, MI 48108                            Ann Arbor, MI 48104
                                                           (734) 662-1600

Principal Amount:               Initial Rate:                    Date of Note:
   $500,000.00                      9.750%                    September 27, 2007

PROMISE TO PAY. PIPEX PHARMACEUTICALS, INC. ("Borrower") promises to pay to Bank of Ann Arbor ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Hundred Thousand & 00/100 Dollars ($500,000.00), together with interest on the unpaid principal balance from September 27, 2007, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in 29 principal payments of $16,667.00 each and one final principal and interest payment of $16,792.34. Borrower's first principal payment is due October 30, 2007, and all subsequent principal payments are due on the same day of each month after that. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning October 30, 2007, with all subsequent interest payments to be due on the same day of each month after that. Borrower's final payment due March 30, 2010, will be for all principal and all accrued interest not yet paid. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is Lender's Prime Rate (the "Index"). This is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each Day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 7.750% per annum. The interest rate to be applied to the unpaid principal balance during this Note will be at a rate of 2.000 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 9.750% per annum. NOTICE: Under no circumstances will the interest rate on this Note be less than 4.750% per annum or more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Bank of Ann Arbor, 125 S. Fifth Avenue Ann Arbor, MI 48104.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 3.000% of the unpaid portion of the regularly scheduled payment or $25.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding a 3.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

     Payment Default. Borrower fails to make any payment when due under this Note.

     Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

     Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

     False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

     Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

     Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

     Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

     Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

     Insecurity. Lender in good faith believes itself insecure.

     Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within ten (10) days; or (2) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

                                 PROMISSORY NOTE
Loan No: 200744                    (Continued)                            Page 2
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GOVERNING  LAW.  This Note will be governed by federal law  applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Michigan without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Michigan.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Washtenaw County, State of Michigan.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by a Commercial Security Agreement, three Commercial Pledge Agreements, four Commecial Guaranties all dated March 30, 2007 and a Business Loan Agreement dated an even date herewith.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: Bank of Ann Arbor 125 S. Fifth Avenue Ann Arbor, MI 48104.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

PIPEX PHARMACEUTICALS, INC.

By: /s/ STEVE KANZER
    ----------------------------
     STEVE KANZER, CEO of PIPEX
     PHARMACEUTICALS, INC.

                     DISBURSEMENT REQUEST AND AUTHORIZATION

======================= ================ ============== =============== ================= =================== ========= ===========
        Principal           Loan Date       Maturity        Loan No         Call / Coll          Account       Officer    Initials
       $500,000.00         09-27-2007      03-30-2010        200744             07               123186          029
======================= ================ ============== =============== ================= =================== ========= ===========

====================================================================================================================================
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.
====================================================================================================================================

Borrower:   PIPEX PHARMACEUTICALS, INC. (TIN:     Lender:  Bank of Ann Arbor
            13-3808303)                                    Main Office
            3985 Research Park Dr.                         125 S. Fifth Avenue
            Ann Arbor, MI 48108                            Ann Arbor, MI 48104
                                                           (734) 662-1600

================================================================================

LOAN TYPE. This is a Variable Rate Nondisclosable Loan to a Corporation for $500,000.00 due on March 30, 2010. The reference rate (Bank of Ann Arbor Prime Rate, with an interest rate floor of 4.750% currently 7.750%) is added to the margin of 2.000%, resulting in an initial rate of 9.750.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

           [   ] Personal, Family, or Household Purposes or Personal Investment.

           [ X ] Business (Including Real Estate Investment).

SPECIFIC PURPOSE. The specific purpose of this loan is: to finance equipment purchases & leasehold improvements.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds of $500,000.00 as follows:

                 Amount paid to Borrower directly:                   $500,000.00
                 $500,000.00 Deposited to Checking Account # 600000228
                                                                     -----------

                 Note Principal:                                     $500,000.00

CHARGES PAID IN CASH. Borrower has paid or will pay in cash, as agreed, the following charges and, if applicable, authorize Lender to pay such fees to the appropriate third parties:

                 Prepaid Finance Charges Paid in Cash:                     $0.00

                 Other Charges Paid in Cash:                           $7,500.00
                   $7,500.00 Loan Fee -Bank of Ann Arbor
                                                                     -----------

                 Total Charges Paid in Cash:                           $7,500.00

AUTOMATIC PAYMENTS. Borrower hereby authorizes Lender automatically to deduct from Borrower's Demand Deposit -Checking account, numbered 600000228, the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Lender may voluntarily terminate Automatic Payments.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED SEPTEMBER 27, 2007.

BORROWER:

PIPEX PHARMACEUTICALS, INC.

By: /s/ STEVE KANZER
    ----------------------------
     STEVE KANZER, CEO of PIPEX
     PHARMACEUTICALS, INC.